UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2016

INTRALINKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2016, based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Intralinks Holdings, Inc. (the “Company”) increased the size of the Board to ten directors and elected Jim Steele to the Board as a Class III director of the Company to serve until the Company’s annual meeting of stockholders in 2019 or until his successor is duly elected and qualified.
Mr. Steele is the President and Chief Revenue Officer of Insidesales.com, Inc., a position he has held since May 2016. Prior to that, from January 2015 through May 2016, Mr. Steele served as Insidesales.com's President, Worldwide Sales and Chief Customer Officer. Prior to joining Insidesales.com, Mr. Steele served as Chief Customer Officer and President, Worldwide Sales at Salesforce.com, Inc. from October 2002 through December 2014. Mr. Steele received a B.S. degree in Civil Engineering from Bucknell University in 1977.
Mr. Steele will participate in the Company's non-employee director compensation program. Pursuant to this program, as amended and restated to date, each non-employee director receives an annual retainer of $40,000, which will be pro-rated in monthly increments for his first year of Board service. In addition, Mr. Steele shall also be eligible to participate in the Company’s stock option and incentive plans. Mr. Steele shall be granted, under the Company’s 2010 Equity Incentive Plan (as amended and restated to date, the “Plan”), an award of restricted common stock with a value of $225,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the date of his election (the “Election Grant”). The Election Grant shall vest quarterly over three (3) years from the effective date of joining the Board; provided that, if not already vested, the such award shall fully vest on the date of the third annual meeting of stockholders following the date of grant. In addition, Mr. Steele shall also receive, under the Plan on the date of each annual meeting of the Company’s stockholders while he serves as a director, an award of restricted common stock award with a value of $100,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant (the “Annual Grant”), which will be ratably increased in monthly increments for his first year of Board service. The Annual Stock Grant shall vest quarterly over one (1) year following the date of the annual meeting of the Company’s stockholders; provided that, if not already vested, the Annual Stock Grant shall fully vest on the date of the first annual meeting of stockholders following the date of grant.
In addition, the Company expects to enter into an indemnification agreement with Mr. Steele in connection with his election to the Board, which is expected to be in substantially the same form as that entered into with the other directors of the Company.
Item 7.01 Regulation FD Disclosure.
On September 19, 2016, the Company issued a press release announcing the appointment of Mr. Steele to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Press Release issued by Intralinks Holdings, Inc. on September 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 19, 2016

INTRALINKS HOLDINGS, INC.

By:	/s/ Scott N. Semel
Scott N. Semel
EVP, General Counsel and Secretary